SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

Commission File Number: 333-147917

Bio-Solutions Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0557171 (I.R.S. Employer Identification No.)
14517, Joseph Marc Vermette, Mirabel (Québec), Canada (Address of principal executive offices)	J7J 1X2 (Zip Code)
(888) 686-2611 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Item 2.03 - Creation of a Direct Financial Obligation.

License Agreement

On August 25, 2008, Bio-Solutions Corp. (“Registrant”), the Registrant entered into a License Agreement (“Agreement”) with Oceanutrasciences Inc. (“Ocean”).  The Agreement grants the Registrant an exclusive license to market and sell Ocean’s Nutra-Pro 80-20 animal feed product under Ocean’s trademarks in the sales territory of North America.  The terms of the license agreement provides for the Registrant’s payment to Ocean of an aggregate of CDN$150,000, with payments of CDN$50,000 on each of these dates: July 31, 2008, October 31, 2008 and December 31, 2008.   The Registrant also agrees to purchase to-be agreed upon amounts of product under this Agreement, beginning with 1,250kg the first year of the Agreement.

A copy of the Agreement is attached hereto as Exhibit 10.1.  This brief description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement which is attached.

Item 5.06 Change in Shell Company Status.

The Registrant had checked the shell company status box on previous quarterly and annual reports because its management had believed that the Registrant may have been considered a shell company as such term is defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended.  After further review and as a result of obtaining the rights granted to sell Ocean’s product as set forth in the Agreement attached hereto and as described in Items 1.01 and 2.03 above, (which description is incorporated herein by reference), the Registrant believes that it is not a shell company as such term is defined in Rule 12b-2. The Registrant has filed Form 10-type information in its Annual Report on Form 10-KSB, which was filed on April 10, 2008, and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	License Agreement with Oceanutrasciences Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bio-Solutions Corp.

September 16, 2008	By:	/s/ Roger Corriveau
Roger Corriveau
President, Chief Executive Officer, Director